Exhibit 10.2

August 12, 2011

Ira H. Raphaelson

Vice President, General Counsel & Secretary

Scientific Games Corporation

750 Lexington Avenue

25th Floor

New York, New York, 10022

Re:          Modification of Your Separation Agreement of May 13, 2011

Dear Ira:

This letter will confirm our agreement to modify your Separation Agreement of May 13, 2011 as follows once acknowledged and agreed by you below:

Section 1: You will cease being General Counsel no later than your “Separation Date” and your Separation Date will be November 1, 2011 at 12:01 am;

All other aspects of the Agreement will remain in force and effect.

Very truly yours,

/s/ A. Lorne Weil
A. Lorne Weil
Chief Executive Officer
Scientific Games Corporation

Acknowledged and Agreed this 12th day of August, 2011 by Ira H. Raphaelson	/s/ Ira H. Raphaelson